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CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
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(In Millions)                                                                                            NINE MONTHS ENDED
                                                                                                             SEPTEMBER 30
EXCLUDING INTEREST ON DEPOSITS:           1994       1993        1992        1991        1990            1995         1994
                                        ---------   --------    --------    --------    --------       ---------    ---------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)              5,906      6,324       5,826       5,973       9,414           3,100        4,908
     INTEREST FACTOR IN RENT EXPENSE         143        147         162         171         173             108          107
     DIVIDENDS--PREFERRED STOCK              505 (A)    465         416         271 (A)     361             444 (A)      405 (A)
                                        ---------   --------    --------    --------    --------       ---------    ---------

        TOTAL FIXED CHARGES                6,554      6,936       6,404       6,415       9,948           3,652        5,420

INCOME:
     NET INCOME(LOSS)                      3,422 (B)  1,919 (C)     722       (914) (D)     318 (E)       2,559        2,380 (B)
     INCOME TAXES                          1,189        941         696         677         508           1,586        1,000
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                   6,049      6,471       5,988       6,144       9,587           3,208        5,015
                                        ---------   --------    --------    --------    --------       ---------    ---------

        TOTAL INCOME                      10,660      9,331       7,406       5,907      10,413           7,353        8,395
                                        =========   ========    ========    ========    ========       =========    =========

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS         1.63       1.35        1.16        0.92 (F)    1.05            2.01         1.55
                                        =========   ========    ========    ========    ========       =========    =========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                     14,902     16,121      16,327      17,089      23,798           9,713       11,822
     INTEREST FACTOR IN RENT EXPENSE         143        147         162         171         173             108          107
     DIVIDENDS--PREFERRED STOCK              505 (A)    465         416         271 (A)     361             444 (A)      405 (A)
                                        ---------   --------    --------    --------    --------       ---------    ---------

        TOTAL FIXED CHARGES               15,550     16,733      16,905      17,531      24,332          10,265       12,334

INCOME:
     NET INCOME(LOSS)                      3,422 (B)  1,919 (C)     722       (914) (D)     318 (E)       2,559        2,380 (B)
     INCOME TAXES                          1,189        941         696         677         508           1,586        1,000
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                  15,045     16,268      16,489      17,260      23,971           9,821       11,929
                                        ---------   --------    --------    --------    --------       ---------    ---------

        TOTAL INCOME                      19,656     19,128      17,907      17,023      24,797          13,966       15,309
                                        =========   ========    ========    ========    ========       =========    =========

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS         1.26       1.14        1.06        0.97 (F)    1.02            1.36         1.24
                                        =========   ========    ========    ========    ========       =========    =========


(A) CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 39% AND 34% FOR THE NINE MONTHS ENDED SEPTEMBER 30,1995 AND 1994, 29% AND 34% FOR THE FULL YEAR OF 1994 AND 1991,RESPECTIVELY.
(B) NET INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND THE FULL YEAR 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(D) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(E) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1990 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR CERTAIN DERIVATIVE PRODUCTS OF $140 MILLION.
(F) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $508 MILLION.

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